Articles Of Incorporation
                                   Of
                        TOP FLIGHT SOFTWARE, INC.

WE, THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

                                Article I
                                  NAME

The Name of the corporation is Top Flight Software, Inc.

                                Article II
                                 DURATION

The duration of the corporation is perpetual.

                               Article III
                                PURPOSES

The purpose or purposes for which this corporation is engaged are:

(a) To develop and market specialized software applications. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               Articles IV
                                  STOCK

The aggregate number of shares which this corporation shall I have authority to issue is 55,000,000 shares. 50,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share. Stock of the corporation shall be of two classes, common and preferred, and both shall be issued in such classes and have such rights, preferences and designations as determined by the Board of Directors of the Corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                                Article V
                                AMENDMENT

These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                               Article VI
                           SHAREHOLDERS RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                              Article VI
                        INITIAL OFFICE AND AGENT

The registered office of the Corporation in the State of Nevada is 3230 E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc..

                              Article VII
                                DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME                             ADDRESS

JOSEPH NEMELKA      1310 EAST  1600 SOUTH
                    MAPLETON, UTAH 84664

                               Article IX
                              INCORPORATORS

The name and address of each incorporator is:

NAME                                  ADDRESS

JOSEPH NEMELKA      1310 EAST 1600 SOUTH
                    MAPLETON, UTAH 84664

                               Article X

COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                               Article XI
                   LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of N.S. 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Dated this 28th day of December, 1994

                                                  /s/JOSEPH NEMELKA

STATE OF UTAH
    ss.
COUNTY OF SALT LAKE
On the 28th day of December, 1994, personally appeared before me, Joseph Nemelka, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

    IN WITNESS THEREOF, I have hereunto set my hand and seal this, 28th day of December, 1994.

                              /s/Belinda K. Orth
                                    NOTARY PUBLIC

                                    Residing at 9939 So. Orchard View Dr.
                                                So. Jordan, Utah 84065
My commission expires:
 4/15/96